UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46-2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

833 East Michigan Street, Suite 900 Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 277-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2020, the Board of Directors of Jason Industries, Inc. (the “Company”) approved a temporary reduction in the base salaries of each of the Company’s executive officers in response to the global COVID-19 pandemic. The base salaries of the executive officers will be reduced by the following percentages, with such reduction effective April 1, 2020 and continuing until no later than June 30, 2020, unless extended by mutual agreement between the Company and the executive officers:

Brian Kobylinski, President and Chief Executive Officer	25%
Chad Paris, Senior Vice President and Chief Financial Officer	25%
Timm Fields, Senior Vice President and General Manager - Engineered Components	25%
Keith Walz, Senior Vice President and General Manager - Industrial	25%
Kevin Kuznicki, Senior Vice President, General Counsel and Secretary	25%
John Hengel, Vice President - Finance, Treasurer and Assistant Secretary	25%

The temporary base salary reductions were documented in an addendum to the employment agreements between the Company and its executive officers (the “Addendum”) and the foregoing description of such temporary base salary reductions is not complete and is qualified in its entirety by reference to the full text of the form of Addendum, a copy of which is filed herewith as Exhibit 10 and is incorporated herein by reference.

Also beginning April 1, 2020, the Company implemented a temporary wage reduction plan for other salaried employees of the Company, as well as furloughs of certain salaried and hourly employees in response to the global COVID-19 pandemic.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.  Description

10  Form Employment Agreement Addendum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By: /s/ Chad M. Paris
Name: Chad M. Paris
Title: Senior Vice President and Chief Financial Officer

Date: April 1, 2020